Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-255477) and the Registration Statement on Form S-8 (No. 333-259312) of our report dated April 14, 2022, relating to our audits of the December 31, 2021 and 2020 consolidated financial statements of CurrencyWorks Inc., which are appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

April 14, 2022